UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

Adrenalina
(Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20855 NE 16 Ave., Suite #C-16 Miami, Florida 33179
(Address of principal executive offices)

305-770-4488
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2008, the Board of Directors of Adrenalina, a Nevada corporation (the “Company”), granted five-year options to purchase 10,000 shares of common stock at $1.50 per share to each of Joseph Bouhadana and Neil Florin, independent members of the Board.

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Oficers.

On February 21, 2008, Bryan Feldman resigned his position as a member of the Board of Directors of the Company.

On that same date, the Board of Directors of the Company elected Neil Florin to fill the vacancy created by the resignation of Mr. Feldman.

Mr. Florin, 41, received a Bachelors of Arts Degree from S.U.N.Y. Binghamton in 1988 and a Juris Doctor Degree from Emory University in 1991.  He was a trial lawyer for the Law Firm of Chaikin and Sherman, P.C. from 1991-1999. He has been the chief executive officer of of South Florida Vending, Inc., The Java Market, Inc. and AST Media since 1999.  South Florida Vending, Inc. is a full service vending company that services over 1200 customers in South Florida.  Java Market, Inc. is a coffee service company that provides full service office coffee service and specializes in our private label "The Java Market".  AST Media operates scrolling media trucks in South Florida.

Also on that same date, Yonatan Feldman resigned his position as CTO of the Company and will continue to work as a consultant to the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 27, 2008

Adrenalina

By:	/s/ Jeffrey Geller
Jeffrey Geller President and Chief Financial Officer and Chief Operating Officer